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                                  CONSENT OF COUNSEL


     Phillips McFall McCaffrey McVay & Murrah, P.C., hereby consents to the filing of its opinion of counsel as an exhibit to the Form S-8 Registration Statement filed by HORIZON Pharmacies, Inc.


                              PHILLIPS MCFALL MCCAFFREY MCVAY & MURRAH, P.C.


                              /s/ Phillips McFall McCaffrey McVay & Murrah, P.C.


Oklahoma City, Oklahoma
September 2, 1998